                                                 Exhibit 99.1
Editorial Contacts:
Nicole Noutsios, Investor Relations - lir@logitech.com
Nicole Kenyon, Head of Global Corporate & Employee Communications - USA +1 (510) 988-8553
Ben Starkie, Corporate Communications - Europe +41 (0) 79-292-3499

Logitech Delivers Record Q2 Sales
Company Confirms FY 2022 Outlook

LAUSANNE, Switzerland, Oct. 26, 2021 and NEWARK, Calif., Oct. 25, 2021 — SIX Swiss Exchange Ad hoc announcement pursuant to Art. 53 LR —
Logitech International (SIX: LOGN) (Nasdaq: LOGI) today announced financial results for the second quarter of Fiscal Year 2022.
•Q2 sales were $1.31 billion, up 4 percent in US dollars and 2 percent in constant currency, compared to Q2 of the prior year.
•Q2 GAAP operating income declined 44 percent to $179 million, compared to $322 million in the same quarter a year ago. Q2 GAAP earnings per share (EPS) declined 48 percent to $0.81, compared to $1.56 in the same quarter a year ago.
•Q2 non-GAAP operating income declined 40 percent to $211 million, compared to $354 million in the same quarter a year ago. Q2 non-GAAP EPS declined 44 percent to $1.05, compared to $1.87 in the same quarter a year ago.

“In Q2 we delivered record sales which beat last year's exceptional sales levels, growing 4% in the quarter and 82% compared to two years ago. We also grew market share in the majority of our key product categories,” said Bracken Darrell, Logitech president and chief executive officer. “We are confirming our full year outlook, despite unprecedented supply chain industry challenges. I am excited about the long-term growth potential of Logitech.”

Outlook
Logitech confirmed its Fiscal Year 2022 outlook of flat sales growth in constant currency, plus or minus five percent, and $800 million to $850 million in non-GAAP operating income.

Prepared Remarks Available Online
Logitech has made its prepared written remarks for the financial results videoconference available online on the Logitech corporate website at http://ir.logitech.com.
Financial Results Videoconference and Webcast
Logitech will hold a financial results videoconference to discuss the results for Q2 Fiscal Year 2022 on Tuesday, October 26, 2021 at 8:30 a.m. Eastern Daylight Time and 2:30 p.m. Central European Summer Time. A livestream of the event will be available on the Logitech corporate website at http://ir.logitech.com.
Use of Non-GAAP Financial Information and Constant Currency
To facilitate comparisons to Logitech’s historical results, Logitech has included non-GAAP adjusted measures, which exclude share-based compensation expense, amortization of intangible assets, acquisition-related costs, change in fair value of contingent consideration for business acquisition, restructuring charges (credits), loss (gain) on investments, non-GAAP income tax adjustment, and other items detailed under “Supplemental Financial Information” after the tables below. Logitech also presents percentage sales growth in constant currency, a non-GAAP measure, to show performance unaffected by fluctuations in currency exchange rates. Percentage sales growth in constant currency is calculated by translating prior period sales in each local currency at the current period’s average exchange rate for that currency and comparing that to current period sales. Logitech believes this information, used together with the GAAP financial information, will help investors to evaluate its current period performance and trends in its business. With respect to the Company’s outlook for non-GAAP operating income, most of these excluded amounts pertain to events that have not yet occurred and are not currently possible to estimate with a reasonable degree of accuracy. Therefore, no reconciliation to the GAAP amounts has been provided for the Fiscal Year 2022 outlook.
Public Dissemination of Certain Information
Logitech webcasts its earnings calls and certain events Logitech participates in or hosts with members of the investment community on its investor relations website at https://ir.logitech.com. Additionally, Logitech provides notifications of news or announcements regarding its operations and financial performance, including its filings with the Securities and Exchange Commission (SEC), investor events, and press and earnings releases as part of its investor relations website. Logitech intends to use its investor relations website as means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD. Logitech’s corporate governance information also is available on its investor relations website.
About Logitech
Logitech helps all people pursue their passions by designing experiences so everyone can create, achieve, and enjoy more. Logitech designs and creates products that bring people together through computing, gaming, video, streaming and creating, and music. Brands of Logitech include Logitech, Logitech G, ASTRO Gaming, Streamlabs, Blue Microphones, Ultimate Ears, and Jaybird. Founded in 1981, and headquartered in Lausanne, Switzerland, Logitech International is a Swiss public company listed on the SIX Swiss Exchange (LOGN) and on the Nasdaq Global Select Market (LOGI). Find Logitech at www.logitech.com, the company blog or @Logitech.

# # #
This press release contains forward-looking statements within the meaning of the federal securities laws, including, without limitation, statements regarding: our preliminary financial results for the three and six months ended September 30, 2021, long-term growth trends, and outlook for Fiscal Year 2022 operating income and sales growth. The forward-looking statements in this press release involve risks and uncertainties that could cause Logitech’s actual results and events to differ materially from those anticipated in these forward-looking statements, including, without limitation: if our product offerings, marketing activities and investment prioritization decisions do not result in the sales, profitability or profitability growth we expect, or when we expect it; if we fail to innovate and develop new products in a timely and cost-effective manner for our new and existing product categories; if we do not successfully execute on our growth opportunities or our growth opportunities are more limited than we expect; the effect of demand variability, supply shortages and other supply chain challenges; the effect of pricing, product, marketing and other initiatives by our competitors, and our reaction to them, on our sales, gross margins and profitability; if we are not able to maintain and enhance our brands; if our products and marketing strategies fail to separate our products from competitors’ products; the COVID-19 pandemic and its potential impact; if we do not efficiently manage our spending; if there is a deterioration of business and economic conditions in one or more of our sales regions or product categories, or significant fluctuations in exchange rates; changes in trade regulations, policies and agreements and the imposition of tariffs that affect our products or operations and our ability to mitigate; risks associated with acquisitions; and the effect of changes to our effective income tax rates. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in Logitech’s periodic filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2021, our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2021, and our subsequent reports filed with the SEC, available at www.sec.gov, under the caption Risk Factors and elsewhere. Logitech does not undertake any obligation to update any forward-looking statements to reflect new information or events or circumstances occurring after the date of this press release.

Note that unless noted otherwise, comparisons are year over year.

Logitech and other Logitech marks are trademarks or registered trademarks of Logitech Europe S.A. and/or its affiliates in the U.S. and other countries. All other trademarks are the property of their respective owners. For more information about Logitech and its products, visit the company’s website at www.logitech.com.

(LOGIIR)

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS*
(In thousands, except per share amounts) - unaudited

	Three Months Ended September 30,		Six Months Ended September 30,
GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS	2021	2020	2021	2020

Net sales	$1,306,267	$1,257,158	$2,618,325	$2,049,052
Cost of goods sold	760,268	684,599	1,499,334	1,167,237
Amortization of intangible assets	3,836	2,836	7,902	6,359
Gross profit	542,163	569,723	1,111,089	875,456

Operating expenses:
Marketing and selling	256,627	158,797	508,941	292,035
Research and development	68,661	53,379	137,907	103,104
General and administrative	33,271	31,664	73,813	60,735
Amortization of intangible assets and acquisition-related costs	5,107	4,331	10,324	8,940
Change in fair value of contingent consideration for business acquisition	(925)	—	(2,399)	5,716
Restructuring charges (credits), net	11	(1)	11	(54)
Total operating expenses	362,752	248,170	728,597	470,476

Operating income	179,411	321,553	382,492	404,980
Interest income	201	513	517	1,133
Other income (expense), net	(6,703)	1,149	1,732	3,178
Income before income taxes	172,909	323,215	384,741	409,291
Provision for income taxes	33,453	56,301	58,444	70,304
Net income	$139,456	$266,914	$326,297	$338,987

Net income per share:
Basic	$0.83	$1.58	$1.94	$2.02
Diluted	$0.81	$1.56	$1.90	$1.99

Weighted average shares used to compute net income per share:
Basic	168,389	168,645	168,380	168,140
Diluted	171,343	171,382	171,682	170,766

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS*
(In thousands) - unaudited

	September 30,	March 31,
CONDENSED CONSOLIDATED BALANCE SHEETS	2021	2021

Current assets:
Cash and cash equivalents	$1,137,296	$1,750,327
Accounts receivable, net	728,074	612,225
Inventories	827,710	661,116
Other current assets	166,731	135,650
Total current assets	2,859,811	3,159,318

Non-current assets:
Property, plant and equipment, net	111,625	114,060
Goodwill	449,357	429,604
Other intangible assets, net	103,501	115,148
Other assets	331,870	324,248
Total assets	$3,856,164	$4,142,378

Current liabilities:
Accounts payable	$660,720	$823,233
Accrued and other current liabilities	709,878	858,617
Total current liabilities	1,370,598	1,681,850

Non-current liabilities:
Income taxes payable	67,651	59,237
Other non-current liabilities	155,232	139,502
Total liabilities	1,593,481	1,880,589

Shareholders’ equity:
Registered shares, CHF 0.25 par value:	30,148	30,148
Issued shares — 173,106 at September 30 and March 31, 2021
Additional shares that may be issued out of conditional capitals — 50,000 at September 30 and March 31, 2021
Additional shares that may be issued out of authorized capital — 17,311 at September 30 and March 31, 2021
Additional paid-in capital	99,434	129,519
Shares in treasury, at cost — 5,331 at September 30, 2021 and 4,799 at March 31, 2021	(413,345)	(279,541)
Retained earnings	2,657,465	2,490,578
Accumulated other comprehensive loss	(111,019)	(108,915)
Total shareholders’ equity	2,262,683	2,261,789
Total liabilities and shareholders’ equity	$3,856,164	$4,142,378

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS*
(In thousands) - unaudited
	Three Months Ended September 30,		Six Months Ended September 30,
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS	2021	2020	2021	2020

Cash flows from operating activities:
Net income	$139,456	$266,914	$326,297	$338,987
Adjustments to reconcile net income to net cash provided by/ (used in) operating activities:
Depreciation	23,012	10,854	43,474	22,601
Amortization of intangible assets	8,625	7,107	17,468	15,239
Loss on investments	2,032	2,693	961	2,519
Share-based compensation expense	24,022	24,785	47,673	44,900
Deferred income taxes	10,966	16,563	6,808	20,152
Change in fair value of contingent consideration for business acquisition	(925)	—	(2,399)	5,716
Other	14	(1,886)	1,059	(1,877)
Changes in assets and liabilities, net of acquisitions:
Accounts receivable, net	(186,316)	(244,746)	(113,008)	(346,838)
Inventories	(52,422)	(120,735)	(167,588)	(161,120)
Other assets	(17,644)	(15,797)	(48,440)	(31,567)
Accounts payable	(39,862)	230,830	(155,482)	399,176
Accrued and other liabilities	26,164	103,090	(134,671)	90,631
Net cash provided by / (used in) operating activities	(62,878)	279,672	(177,848)	398,519
Cash flows from investing activities:
Purchases of property, plant and equipment	(22,718)	(15,466)	(47,232)	(27,774)
Investment in privately held companies	(400)	(3,375)	(901)	(3,405)
Acquisition, net of cash acquired	—	—	(15,586)	—
Purchases of trading investments	(1,375)	(5,775)	(2,466)	(8,199)
Proceeds from sales of trading investments	1,632	6,477	2,977	8,839
Net cash used in investing activities	(22,861)	(18,139)	(63,208)	(30,539)
Cash flows from financing activities:
Payment of cash dividends	(159,410)	(146,705)	(159,410)	(146,705)
Purchases of registered shares	(119,508)	(22,454)	(174,380)	(22,454)
Proceeds from exercises of stock options and purchase rights	13,886	16,074	16,636	26,066
Tax withholdings related to net share settlements of restricted stock units	(4,340)	(2,623)	(54,751)	(25,744)
Net cash used in financing activities	(269,372)	(155,708)	(371,905)	(168,837)
Effect of exchange rate changes on cash and cash equivalents	(5,314)	2,001	(70)	2,512
Net increase / (decrease) in cash and cash equivalents	(360,425)	107,826	(613,031)	201,655
Cash and cash equivalents, beginning of the period	1,497,721	809,395	1,750,327	715,566
Cash and cash equivalents, end of the period	$1,137,296	$917,221	$1,137,296	$917,221

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS*
(In thousands) - unaudited

SUPPLEMENTAL FINANCIAL INFORMATION	Three Months Ended			Six Months Ended
	September 30,			September 30,
NET SALES	2021	2020	Change	2021	2020	Change

Net sales by product category:
Pointing Devices	$189,014	$169,121	12%	$371,892	$289,590	28%
Keyboards & Combos	236,272	201,617	17	454,629	346,977	31
PC Webcams	94,471	102,469	(8)	204,389	163,320	25
Tablet & Other Accessories	80,801	83,086	(3)	160,073	129,134	24
Gaming (1)	330,777	297,711	11	666,174	479,614	39
Video Collaboration	231,653	236,704	(2)	466,538	366,778	27
Mobile Speakers	39,492	43,581	(9)	67,976	72,590	(6)
Audio & Wearables	98,078	114,275	(14)	214,685	185,640	16
Smart Home	5,649	8,573	(34)	11,821	15,383	(23)
Other (2)	60	21	186	148	26	469
Total Sales	$1,306,267	$1,257,158	4%	$2,618,325	$2,049,052	28%

(1) Gaming includes streaming services revenue generated by Streamlabs.
(2) Other includes products that the Company currently intends to phase out, or has already phased out, because they are no longer strategic to the Company's business.

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS*
(In thousands, except per share amounts) - unaudited

SUPPLEMENTAL FINANCIAL INFORMATION	Three Months Ended September 30,		Six Months Ended September 30,
GAAP TO NON GAAP RECONCILIATION (A)	2021	2020	2021	2020

Gross profit - GAAP	$542,163	$569,723	$1,111,089	$875,456
Share-based compensation expense	2,102	1,772	3,471	3,172
Amortization of intangible assets	3,836	2,836	7,902	6,359
Gross profit - Non-GAAP	$548,101	$574,331	$1,122,462	$884,987

Gross margin - GAAP	41.5%	45.3%	42.4%	42.7%
Gross margin - Non-GAAP	42.0%	45.7%	42.9%	43.2%

Operating expenses - GAAP	$362,752	$248,170	$728,597	$470,476
Less: Share-based compensation expense	21,920	23,013	44,202	41,728
Less: Amortization of intangible assets and acquisition-related costs	5,107	4,331	10,324	8,940
Less: Change in fair value of contingent consideration for business acquisition	(925)	—	(2,399)	5,716
Less: Restructuring charges (credits), net	11	(1)	11	(54)
Operating expenses - Non-GAAP	$336,639	$220,827	$676,459	$414,146

% of net sales - GAAP	27.8%	19.7%	27.8%	23.0%
% of net sales - Non - GAAP	25.8%	17.6%	25.8%	20.2%

Operating income - GAAP	$179,411	$321,553	$382,492	$404,980
Share-based compensation expense	24,022	24,785	47,673	44,900
Amortization of intangible assets and acquisition-related costs	8,943	7,167	18,226	15,299
Change in fair value of contingent consideration for business acquisition	(925)	—	(2,399)	5,716
Restructuring charges (credits), net	11	(1)	11	(54)
Operating income - Non - GAAP	$211,462	$353,504	$446,003	$470,841

% of net sales - GAAP	13.7%	25.6%	14.6%	19.8%
% of net sales - Non - GAAP	16.2%	28.1%	17.0%	23.0%

Net income - GAAP	$139,456	$266,914	$326,297	$338,987
Share-based compensation expense	24,022	24,785	47,673	44,900
Amortization of intangible assets and acquisition-related costs	8,943	7,167	18,226	15,299
Change in fair value of contingent consideration for business acquisition	(925)	—	(2,399)	5,716
Restructuring charges (credits), net	11	(1)	11	(54)
Loss on investments	2,032	2,693	961	2,519
Non-GAAP income tax adjustment	6,825	18,351	(591)	21,399
Net income - Non - GAAP	$180,364	$319,909	$390,178	$428,766

Net income per share:
Diluted - GAAP	$0.81	$1.56	$1.90	$1.99
Diluted - Non - GAAP	$1.05	$1.87	$2.27	$2.51

Shares used to compute net income per share:
Diluted - GAAP and Non - GAAP	171,343	171,382	171,682	170,766

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS*
(In thousands) - unaudited

SUPPLEMENTAL FINANCIAL INFORMATION	Three Months Ended September 30,		Six Months Ended September 30,
SHARE-BASED COMPENSATION EXPENSE	2021	2020	2021	2020

Share-based Compensation Expense
Cost of goods sold	$2,102	$1,772	$3,471	$3,172
Marketing and selling	9,758	10,377	18,288	19,169
Research and development	4,724	3,763	9,785	6,866
General and administrative	7,438	8,873	16,129	15,693
Total share-based compensation expense	24,022	24,785	47,673	44,900
Income tax benefit	(3,285)	(3,958)	(19,879)	(12,069)
Total share-based compensation expense, net of income tax benefit	$20,737	$20,827	$27,794	$32,831

*Note: These preliminary results for the three and six months ended September 30, 2021 are subject to adjustments, including subsequent events that may occur through the date of filing our Quarterly Report on Form 10-Q.

(A) Non-GAAP Financial Measures

To supplement our condensed consolidated financial results prepared in accordance with GAAP, we use a number of financial measures, both GAAP and non-GAAP, in analyzing and assessing our overall business performance, for making operating decisions and for forecasting and planning future periods. We consider the use of non-GAAP financial measures helpful in assessing our current financial performance, ongoing operations and prospects for the future as well as understanding financial and business trends relating to our financial condition and results of operations.

While we use non-GAAP financial measures as a tool to enhance our understanding of certain aspects of our financial performance and to provide incremental insight into the underlying factors and trends affecting both our performance and our cash-generating potential, we do not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial measures. Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides useful supplemental data that, while not a substitute for GAAP financial measures, can offer insight in the review of our financial and operational performance and enables investors to more fully understand trends in our current and future performance. In assessing our business during the quarter ended September 30, 2021 and previous periods, we excluded items in the following general categories, each of which are described below:

Share-based compensation expense. We believe that providing non-GAAP measures excluding share-based compensation expense, in addition to the GAAP measures, allows for a more transparent comparison of our financial results from period to period. We prepare and maintain our budgets and forecasts for future periods on a basis consistent with this non-GAAP financial measure. Further, companies use a variety of types of equity awards as well as a variety of methodologies, assumptions and estimates to determine share-based compensation expense. We believe that excluding share-based compensation expense enhances our ability and the ability of investors to understand the impact of non-cash share-based compensation on our operating results and to compare our results against the results of other companies.

Amortization of intangible assets. We incur intangible asset amortization expense, primarily in connection with our acquisitions of various businesses and technologies. The amortization of purchased intangibles varies depending on the level of acquisition activity. We exclude these various charges in budgeting, planning and forecasting future periods and we believe that providing the non-GAAP measures excluding these various non-cash charges, as well as the GAAP measures, provides additional insight when comparing our gross profit, operating expenses, and financial results from period to period.

Acquisition-related costs and change in fair value of contingent consideration for business acquisition. We incurred expenses and credits in connection with our acquisitions which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. Acquisition related costs include all incremental expenses incurred to effect a business combination. Fair value of contingent consideration is associated with our estimates of the value of earn-outs in connection with certain acquisitions. We believe that providing the non-GAAP measures excluding these costs and credits, as well as the GAAP measures, assists our investors because such costs are not reflective of our ongoing operating results.

Restructuring charges (credits). These expenses are associated with re-aligning our business strategies based on current economic conditions. We have undertaken several restructuring plans in recent years. In connection with our restructuring initiatives, we incurred restructuring charges related to employee terminations, facility closures and early cancellation of certain contracts. We believe that providing the non-GAAP measures excluding these items, as well as the GAAP measures, assists our investors because such charges (credits) are not reflective of our ongoing operating results in the current period.

Loss (gain) on investments. We recognize losses (gains) related to our investments in various companies, which vary depending on the operational and financial performance of the companies in which we invest. These amounts include our losses (earnings) on equity method investments, investment impairments and losses (gains) resulting from sales or other events related to our investments. We believe that providing the non-GAAP measures excluding these items, as well as the GAAP measures, assists our investors because such losses (gains) are not reflective of our ongoing operations.

Non-GAAP income tax adjustment. Non-GAAP income tax adjustment primarily measures the income tax effect of non-GAAP adjustments excluded above and other events; the determination of which is based upon the nature of the underlying items, the mix of income and losses in jurisdictions and the relevant tax rates in which we operate.

Each of the non-GAAP financial measures described above, and used in this press release, should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Further, investors are cautioned that there are inherent limitations associated with the use of each of these non-GAAP financial measures as an analytical tool. In particular, these non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measures reflect the exclusion of items that are recurring and may be reflected in the Company’s financial results for the foreseeable future. We compensate for these limitations by providing specific information in the reconciliation included in this press release regarding the GAAP amounts excluded from the non-GAAP financial measures. In addition, as noted above, we evaluate the non-GAAP financial measures together with the most directly comparable GAAP financial information.

Additional Supplemental Financial Information - Constant Currency

In addition, Logitech presents percentage sales growth in constant currency to show performance unaffected by fluctuations in currency exchange rates. Percentage sales growth in constant currency is calculated by translating prior period sales in each local currency at the current period’s average exchange rate for that currency and comparing that to current period sales.